Exhibit 99.2

Genworth Announces Consent Solicitation for its Outstanding Notes

RICHMOND, Va., (September 14, 2018) — Genworth Holdings, Inc. (the “Company”), a direct wholly-owned subsidiary of Genworth Financial, Inc. (NYSE: GNW), today announced a solicitation of consents from the holders of its outstanding notes set forth below proposing amendments to the indenture governing such notes.

Outstanding Principal Amount	Description of Securities	CUSIP Number
$397,000,000	7.700% Senior Notes due June 2020	37247DAM8
$381,703,000	7.20% Senior Notes due February 2021	37247DAN6
$698,319,000	7.625% Senior Notes due September 2021	37247DAP1
$400,000,000	4.900% Senior Notes due August 2023	372491AA8
$400,000,000	4.800% Senior Notes due February 2024	372491AB6
$300,000,000	6.500% Senior Notes due June 2034	37247DAB2

The purpose of the consent solicitation is to eliminate the possibility that a regulatory action directed at a U.S. life insurance subsidiary of the Company (which we currently do not anticipate) would constitute an event of default with respect to the notes and thereby have an overall negative impact on the Company that could be viewed negatively by China Oceanwide Holdings Group Co., Ltd. in connection with its pending acquisition of the Company. Accordingly, now that the decision has been made not to “unstack” our U.S. life insurance subsidiary from one of our long-term care insurance subsidiaries, the Consent Solicitation would clarify that our U.S. life insurance subsidiary (known as Genworth Life and Annuity Insurance Company) is included in the class of subsidiaries which was previously removed from bankruptcy, insolvency and similar events of default with respect to the notes.

Full details of the terms and conditions of the consent solicitation are included in the consent solicitation statement, dated September 14, 2018.

Adoption of the proposed amendments requires the consent of the holders of at least a majority of the aggregate principal amount of each series (each series voting as a separate class) of the outstanding notes.

In order to participate in the consent solicitation, a holder must deliver its consent in advance of the expiration time, which is 5:00 p.m., New York City time, on October 3, 2018 (unless extended or terminated by the Company).

Beneficial owners who wish to participate in the consent solicitation must promptly instruct their brokers, dealers, custodians or other intermediaries to deliver a consent on its behalf to the tabulation agent in accordance with The Depository Trust Company’s Automated Tender Offer Program’s procedures, in advance of the expiration time as such brokers, dealers, custodians or other intermediaries will require an earlier deadline to receive their instructions.

Subject to receiving the requisite consents and satisfaction or waiver of all of the conditions to the consent solicitation, any holder who validly delivers (and does not validly revoke) its consent prior to the expiration of the consent solicitation will receive a consent fee consisting of a cash payment of $2.50 per $1,000 aggregate principal amount of their notes. The Company expects that such consent fee will be paid to such holders as promptly as practicable following the satisfaction or waiver of all of the conditions to the consent solicitation, at which time the proposed amendments will become operative.

Holders of any series of notes may revoke their consents at any time prior to the time the supplemental indenture for such series of notes is executed. If the consent solicitation is withdrawn or otherwise not completed for any reason, the consent fee will not be paid or payable.

The proposed amendments will be effected through supplemental indentures to the indenture governing the notes, to be executed and delivered promptly following receipt of the requisite consents for a particular series of notes. These supplemental indentures may be executed prior to the expiration of the consent solicitation if the requisite consents are received before then.

Upon receipt of the requisite consents form all series of notes, any executed supplemental indentures will bind all holders of notes, including those that did not give their consent. Holders who do not deliver consents prior to the expiration of the consent solicitation will not receive the consent fee. The proposed amendments will become operative upon payment of the consent fee. Regardless of whether the proposed amendments become effective or operative, the notes will remain outstanding in accordance with all other terms of the notes and the indenture.

With respect to any consent in respect of a series of notes accepted by the Company, the Company will also pay the relevant soliciting broker a fee of $2.50 per $1,000 principal amount of notes of such series to which the consent relates, provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of each series of notes for which a consent is provided by any individual holder. The payment of such soliciting broker fee and the consent fee with respect to a series of Notes is subject to receipt of the requisite consents and satisfaction of the other conditions to the consent solicitation.

BofA Merrill Lynch is acting as the solicitation agent and Global Bondholder Services Corporation is acting as the information agent and tabulation agent in connection with the consent solicitation.

Questions concerning the terms of the consent solicitation should be directed to the solicitation agent by telephone at (888) 292-0070 or collect (980) 388-4813. Requests for assistance in submitting a consent or requests for additional copies of the consent solicitation statement or other related documents should be directed to the information agent by telephone at (212) 430-3774 (Banks and Brokers) or (866) 470-3900 (toll free), in writing at 65 Broadway – Suite 404, New York, New York 10006 and via email at contact@gbsc-usa.com.

Important notice

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The consent solicitation is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitations under applicable state or securities laws. No recommendation is being made as to whether holders of the notes should consent to the proposed amendments. The consent solicitation is being made only pursuant to the terms of the consent solicitation statement and related materials. Holders of the notes should carefully read the consent solicitation statement and related materials, as they contain important information.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long-term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiaries, Genworth MI Canada Inc. and Genworth Mortgage Insurance Australia Limited, separately release financial and other information about their operations. This information can be found at http://genworth.ca and http://www.genworth.com.au.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance, the completion of the consent solicitation and the satisfaction of any conditions relating to the payment of any consent fee. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including the satisfaction of the conditions described herein. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks. We therefore caution you against relying on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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For further information:

Investors: investorinfo@genworth.com

Media: Julie Westermann, 804 662.2423, julie.westermann@genworth.com